Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203508 and 333-210016 on Form S-8, and Registration Statement No. 333-211063 on Form S-3 of our report dated March 1, 2017, relating to the consolidated financial statements of Aduro Biotech, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 1, 2017